Exhibit 99

SILICON LABS BEATS EXPECTATIONS

— Company Reports Solid Top Line Results and Strong Earnings —

AUSTIN, Texas — April 24, 2013 — Silicon Labs (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported first quarter revenue of $145.4 million, a sequential decline of five percent and an increase of 16 percent compared to the same period a year ago.  GAAP diluted earnings per share were up five percent sequentially and an impressive 39 percent year over year. Non-GAAP diluted earnings per share also increased by 37 percent compared to the first quarter of 2012.

Financial Highlights

First quarter revenue declined seasonally, but market share gains enabled significant year over year growth in all major product lines.  Gross margin declined sequentially due to product mix and on a GAAP-basis was 60.1 percent.  GAAP R&D investment increased to $37.6 million while GAAP SG&A expense decreased to $29.2 million. Resulting GAAP operating income declined to 14.2 percent. GAAP diluted earnings per share increased again to $0.46.

The following non-GAAP results exclude the impact of stock compensation and certain other items as set forth in the reconciliation table below. Gross margin declined sequentially to 60.3 percent for the quarter. Operating expenses increased modestly to 41.7 percent of revenue. R&D and SG&A remained relatively flat at $32.5 million and $28.0 million, respectively, due to disciplined spending. Operating income for the quarter was 18.6 percent. Diluted earnings per share for the quarter were 59 cents.

Business Highlights

The company was able to grow all of its major product lines year over year through increased market share and expansion into new markets. The Broadcast products were up 7 percent sequentially, due to strong growth in both the video and audio products. The company secured record design wins with its market leading video products and grew sequentially as customers ramped up for the new model year.

In the first quarter, the broad-based products were up 15 percent year over year.   A 10 percent sequential decline was due primarily to the decline of the touch controller business in handsets. Microcontrollers were down seasonally, and along with the timing and power products were impacted by softness in industrial markets.  However, the company secured a record number of broad-based design wins driving confidence in the long-term prospects for continued market share gains.

“Our strategic products are all growing,” said Tyson Tuttle, president and CEO of Silicon Labs.  “We expect our historical headwinds will be a much smaller percent of our revenue as we exit the second quarter. We’re also demonstrating good operating expense control and have a very active R&D pipeline — the right ingredients for another growth year.”

Allowing for accelerated declines in legacy handset-related products, the company expects revenue for the second quarter to be $140 to $146 million.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available simultaneously on Silicon Labs’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or +1 (404) 537-3406 (international) and by entering 39714733. The replay will be available through May 8.

About Silicon Labs

Silicon Labs is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs. Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of patented semiconductor solutions offers customers significant advantages in performance, size and power consumption. For more information about Silicon Labs, please visit www.silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; stock price volatility; average selling prices of products may decrease significantly and rapidly; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; product liability risks; inventory-related risks; risks associated with acquisitions and divestitures; difficulties managing international activities; difficulties managing our distributors, manufacturers and subcontractors; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; information technology risks; conflict mineral risks; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Labs, Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
Revenues	$145,375	$125,702
Cost of revenues	58,003	50,606
Gross margin	87,372	75,096
Operating expenses:
Research and development	37,582	32,930
Selling, general and administrative	29,153	25,402
Operating expenses	66,735	58,332
Operating income	20,637	16,764
Other income (expense):
Interest income	335	497
Interest expense	(842)	(33)
Other income (expense), net	(52)	(111)
Income before income taxes	20,078	17,117
Provision for income taxes	44	2,797
Net income	$20,034	$14,320

Earnings per share:
Basic	$0.47	$0.34
Diluted	$0.46	$0.33

Weighted-average common shares outstanding:
Basic	42,186	42,458
Diluted	43,110	43,850

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended March 30, 2013
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Termination Costs and Impairments	Acquisition Related Items	Non- GAAP Measure	Non- GAAP Percent of Revenue
Revenues	$145,375

Gross margin	87,372	60.1%	$253	$—	$—	$87,625	60.3%

Research and development	37,582	25.9%	3,339	1,700	—	32,543	22.4%

Selling, general and administrative	29,153	20.0%	2,668	1,187	(2,750)	28,048	19.3%

Operating expenses	66,735	45.9%	6,007	2,887	(2,750)	60,591	41.7%

Operating income	20,637	14.2%	6,260	2,887	(2,750)	27,034	18.6%

	Three Months Ended March 30, 2013
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Termination Costs and Impairments	Acquisition Related Items	Non- GAAP Measure
Net income	$20,034	$5,512	$2,598	$(2,750)	$25,394

Diluted shares outstanding	43,110	—	—	—	43,110

Diluted earnings per share	$0.46				$0.59

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 30, 2013	December 29, 2012
Assets
Current assets:
Cash and cash equivalents	$79,263	$105,426
Short-term investments	229,808	176,565
Accounts receivable, net of allowances for doubtful accounts of $673 at March 30, 2013 and $670 at December 29, 2012	72,766	78,023
Inventories	56,949	49,579
Deferred income taxes	15,411	16,652
Prepaid expenses and other current assets	48,514	41,437
Total current assets	502,711	467,682
Long-term investments	11,189	11,369
Property and equipment, net	135,761	135,271
Goodwill	130,265	130,265
Other intangible assets, net	87,910	90,750
Other assets, net	28,797	36,629
Total assets	$896,633	$871,966

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,279	$29,622
Current portion of long-term debt	5,000	5,000
Accrued expenses	36,886	40,410
Deferred income on shipments to distributors	29,661	30,259
Income taxes	978	1,087
Total current liabilities	103,804	106,378
Long-term debt	92,500	95,000
Other non-current liabilities	19,419	20,615
Total liabilities	215,723	221,993
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 42,401 and 41,879 shares issued and outstanding at March 30, 2013 and December 29, 2012, respectively	4	4
Additional paid-in capital	20,954	10,122
Retained earnings	660,827	640,793
Accumulated other comprehensive loss	(875)	(946)
Total stockholders’ equity	680,910	649,973
Total liabilities and stockholders’ equity	$896,633	$871,966

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
Operating Activities
Net income	$20,034	$14,320
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	3,297	3,543
Amortization of other intangible assets and other assets	2,840	2,280
Stock-based compensation expense	6,260	6,693
Income tax benefit (detriment) from employee stock-based awards	(363)	2,656
Excess income tax benefit from employee stock-based awards	(217)	(2,426)
Deferred income taxes	7,521	3,101
Changes in operating assets and liabilities:
Accounts receivable	5,256	(6,074)
Inventories	(7,350)	447
Prepaid expenses and other assets	4,620	4,581
Accounts payable	2,356	4,209
Accrued expenses	(4,330)	(5,087)
Deferred income on shipments to distributors	(598)	3,307
Income taxes	(9,818)	(5,403)
Net cash provided by operating activities	29,508	26,147

Investing Activities
Purchases of available-for-sale investments	(78,851)	(82,845)
Proceeds from sales and maturities of available-for-sale investments	25,674	60,518
Purchases of property and equipment	(3,898)	(2,428)
Purchases of other assets	(1,228)	(850)
Net cash used in investing activities	(58,303)	(25,605)

Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	4,915	106
Excess income tax benefit from employee stock-based awards	217	2,426
Payments on debt	(2,500)	—
Net cash provided by financing activities	2,632	2,532

Increase (decrease) in cash and cash equivalents	(26,163)	3,074
Cash and cash equivalents at beginning of period	105,426	94,964
Cash and cash equivalents at end of period	$79,263	$98,038

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